Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Candie's, Inc. 1989 Stock Option Plan; Consultant's Stock Options of our report dated April 4, 1997, except for Note 17(b), as to which the date is April 23, 1997, with respect to the consolidated financial statements of Candie's, Inc. included in its Annual Report (Form 10-KSB) for the year ended January 31, 1997, filed with the Securities and Exchange Commission.




                                                  /s/  ERNST & YOUNG LLP
                                                  ---------------------------
White Plains, New York
May 15, 1997